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            PUTNAM CALIFORNIA INVESTMENT GRADE MUNICIPAL TRUST
                PUTNAM INVESTMENT GRADE MUNICIPAL TRUST II
                PUTNAM INVESTMENT GRADE MUNICIPAL TRUST III
             PUTNAM NEW YORK INVESTMENT GRADE MUNICIPAL TRUST
             (Name of Registrant as Specified In Its Charter)

                (Name of Person(s) Filing Proxy Statement,
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
              Q & A for: Putnam California Investment Grade
            Municipal Trust/Putnam Investment Grade Municipal
 Trust II/          Putnam Investment Grade Municipal
 Trust III/         Putnam New York Investment Grade
 Municipal                        Trust

On or July 30, 1998 a proxy statement was sent to shareholders of [Putnam California Investment Grade Municipal Trust/Putnam Investment Grade Municipal Trust II/Putnam Investment Grade Municipal Trust III/Putnam New York Investment Grade Municipal Trust] asking for their vote on the following matters: (1) for fixing the number of and electing the fund's Trustees; (2) ratifying the selection of the fund's independent auditors; (3) approving an amendment to the fund's fundamental investment restriction with respect to making loans; (4) approving an amendment to the fund's fundamental policy regarding the purchase of bonds paying interest subject to the federal Alternative Minimum Tax.

Listed below are questions shareholders are likely to ask and recommended responses.

                                Proposal 1
                           Election of Trustees

What is being proposed?

The Nominating Committee of the Trustees, which consists solely of Trustees who are independent with no financial interest in Putnam Management, recommends that the number of Trustees be fixed at sixteen and that shareholders vote for the election of the nominees for Trustees.

What are the Trustees' responsibilities?

The Trustees are responsible for the general oversight of your fund's business and for assuring that your fund is managed in the best interests of the shareholders.

                               Proposal 2
                          Election of Auditors


Who has selected the independent auditors of the fund?

The Trustees have selected PricewaterhouseCoopers LLP as the independent auditors of your fund and shareholders are being asked to ratify the selection for the current year.

What were the reasons for the selection of PricewaterhouseCoopers
LLP as the independent auditors of the fund?

The Trustees selected PricewaterhouseCoopers LLP primarily based on its expertise as auditors of investment companies, the quality of its audit services and the competitiveness of its fees.

                               Proposal 3
               Amending the fund's fundamental investment
                restriction with respect to making loans

What are the Trustees proposing?

The Trustees are recommending that the fund's fundamental investment restriction with respect to making loans be revised to reflect the standard restriction expected to be used by other
Putnam funds and to clarify that the fund is permitted to participate in a proposed interfund lending program as described in Proposal 3 in the Proxy Statement.

If the proposal is approved, the fund would be able to participate in an interfund lending program and make loans to other Putnam funds. The fund would only make loans under the program if it could receive an interest rate higher than those available for repurchase agreements. There is a risk that the fund could experience a delay in obtaining prompt repayment of a loan and, unlike repurchase agreements, the fund would not necessarily have received collateral for its loan. A delay in obtaining prompt payment could cause the fund to miss an investment opportunity or to incur costs to borrow money to replace the delayed payment.

Since the Putnam funds may be considered affiliated parties, interfund lending may be prohibited by the Investment Company Act of 1940 and would be implemented only upon receipt of an exemptive order of the Securities and Exchange Commission.

If the proposal is not approved, the fund will continue to operate under the existing fundamental investment restriction.

                               Proposal 4
                 Amending the fund's fundamental policy
                 concerning the purchase of bonds paying
                     interest subject to the federal
                         Alternative Minimum Tax

What are the Trustees proposing?

The Trustees are recommending that the fund's fundamental investment policy with respect to purchasing tax-exempt securities be amended to eliminate a provision that limits bonds paying interest subject to the federal Alternative Minimum Tax ("AMT") to 20% of the fund's assets. At the same time, the Trustees propose to adopt a non-fundamental policy limiting AMT bonds to 40% of the fund's assets as described in Proposal 4 in the Proxy Statement.

AMT bonds comprise a significant percentage of tax-exempt market, especially in certain sectors such as housing, student loans and industrial development issues. If the proposal is approved, the fund's choice of bonds in these areas will increase and thus its ability to diversify its portfolio will be enhanced. In addition, under current market conditions AMT bonds pay moderately higher interest rates than similar non-AMT bonds of the same credit quality and duration. Therefore, amending the policy would allow the fund, without affecting credit quality or duration to further diversify while seeking attractive levels of dividends.

While the Trustees believe the changes are in the interests of the fund and its shareholders they realize increased use of AMT bonds will result in those shareholders subject to the AMT having to include a greater percentage of the fund's investment income in their AMT calculation. In order to limit the scope of the change, if the proposal is approved, the Trustees will adopt a non-fundamental policy of limiting AMT bonds to 40% of total assets.

The revised policy will not affect the fund's ability to invest up to 20% of its assets in securities the interest on which is fully taxable; however, Putnam Management currently does not intend to invest a material amount of its assets in taxable securities.

If the proposal is not approved, the fund will continue to operate under the existing investment policy.






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